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                                                                    Exhibit 99.2

                              INDUCEMENT AGREEMENT
                              --------------------

     This Inducement Agreement (the "Agreement"), dated as of October 27, 2000, by and among Silverline Acquisition Corp., a Delaware corporation ("Acquisition"), Silverline Technologies Limited, an Indian company and the parent of Acquisition ("Silverline"), and the persons listed on the signature page hereof (each such person being referred to hereinafter as a "Stockholder" and, collectively with each other Stockholder, the "Stockholders").

                              W I T N E S S E T H

     WHEREAS, each Stockholder is the record and beneficial owner of or has the sole right to vote with respect to certain shares of common stock, par value $.01 per share (the "Common Stock") of SeraNova, Inc., a New Jersey corporation ("SeraNova") described in Schedule A attached hereto (together with any shares of Common Stock acquired by a Stockholder after the date hereof, the "Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, Silverline and Acquisition will enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), with SeraNova, pursuant to which, among other things, Acquisition will be merged with and into SeraNova (the "Merger"), on the terms and subject to the conditions contained in the Merger Agreement; and

     WHEREAS, in order to induce Acquisition and Silverline to enter into the Merger Agreement and to incur the obligations set forth therein, the Stockholders are entering into this Agreement pursuant to which each Stockholder is (i) granting an irrevocable proxy to Acquisition to vote in favor of the Merger and to make certain agreements with respect to such Stockholders' Shares, and (ii) agreeing for a period of one year after the Effective Date of the Merger not to make any New York Stock Exchange sales of the Silverline American depositary shares ("Silverline ADSs") received by the Stockholders as a result of the Merger

     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and upon and subject to the terms and conditions set forth below, the parties hereto agree as follows:

     Section 1.     Grant of Irrevocable Proxy.  Each Stockholder hereby
                    --------------------------
irrevocably appoints and constitutes Acquisition or any designee of Acquisition, with full power of substitution, the lawful agent, attorney and proxy of the Stockholder (each an "Irrevocable Proxy") during the term of this Agreement to vote in its sole discretion all of the Shares of Common Stock of SeraNova of which such Stockholder is or becomes the owner of record or has the power to vote in the following manner for the following purposes: (i) to call one or more meetings of the stockholders of SeraNova in accordance with the By-Laws of SeraNova and applicable law for the purpose of considering the transactions contemplated by the Merger Agreement such that the stockholders shall have the full opportunity to approve the Merger Agreement and any and all amendments, modifications and
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waivers thereof and the transactions contemplated thereby; (ii) in favor of the
Merger Agreement or any of the transactions contemplated by the Merger Agreement at any stockholders' meetings of SeraNova held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting); (iii) against any other proposal for any recapitalization, merger, sale of assets or other business combination between SeraNova and any other person or entity other than Acquisition or the taking of any action which would result in any of the conditions to Acquisition's obligations under the Merger Agreement not being fulfilled; and (iv) as otherwise necessary or appropriate to enable Acquisition to consummate the transactions contemplated by the Merger Agreement and, in connection with such purposes, to otherwise act with respect to the Shares which the Stockholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF ACQUISITION AND SILVERLINE IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE IRREVOCABLE PROXY TERMINATION DATE AS DEFINED IN SECTION 2 HEREOF. This Agreement shall revoke all other proxies granted by the Stockholders with respect to their Shares. It is understood and agreed that nothing contained herein shall restrict or otherwise affect the Stockholders' exercise of their fiduciary duties as Directors of SeraNova.

     Section 2.     Irrevocable Proxy Termination Date.  The Irrevocable Proxies
                    ----------------------------------
provided hereby shall expire on the earlier to occur of the Effective Date of the Merger or the termination of the Merger Agreement pursuant to its terms (in either case, the "Merger Termination Date").

     Section 3.     No NYSE Sales.  Each Stockholder agrees that without
                    -------------
Silverline's written consent he will not during the one year period after the Effective Date of the Merger sell in any transaction effected on the New York Stock Exchange any of the Silverline ADSs received by such Stockholder as a result of the Merger.

     Section 4.     Covenants of the Stockholders. Each Stockholder covenants
                    -----------------------------
and agrees for the benefit of Acquisition that, until the Merger Termination Date, he will not:

          (a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of his Shares or any interest therein; or

          (b) other than as expressly contemplated by this Agreement, grant any powers of attorney or proxies or consents in respect of any of such Stockholder's Shares, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict or take any action adversely affecting the ability of such Stockholder freely to exercise all voting rights with respect thereto.

     Section 5.     Covenants of Acquisition. Acquisition covenants and agrees
                    ------------------------
for the benefit of the Stockholders that (a) immediately upon execution of this Agreement, Acquisition shall enter into the Merger Agreement, and (b) until the Merger Termination Date, it shall use all reasonable

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efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 5 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict Acquisition's right or ability to exercise any of its rights under the Merger Agreement.

     Section 6.     Representations and Warranties of the Stockholders.  Each
                    --------------------------------------------------
Stockholder represents and warrants to Acquisition that:

          (a) such Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to perform his obligations hereunder;

          (b) this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against him in accordance with its terms;

          (c) such Stockholder is the sole owner of such Stockholder's Shares set forth on Schedule A attached hereto and made a part hereof, and such Shares represent all shares of Common Stock of or with respect to which such Stockholder is the owner at the date hereof;

          (d) such Stockholder has the right to vote with respect to such Stockholder's Shares as are set forth across such Stockholder's name in the second column of Schedule A attached hereto (and will, if after the date hereof such Stockholder exercises its option with respect to any of the Shares set forth in the third column of Schedule A attached hereto across such Stockholder's name, have the right to vote with respect to such of such Stockholder's Shares set forth in the third column as are acquired by such Stockholder upon its exercise of such option);

          (e) except for the Shares listed on Schedule A hereto, such Stockholder does not have any right to acquire, nor is he the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of SeraNova or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of SeraNova (other than shares subject to options or other rights granted by SeraNova as set forth on Schedule A hereto); and

          (f) such Stockholder's Shares set forth across such Stockholder's name in the second column of Schedule A attached hereto are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of SeraNova.

     The representations and warranties contained herein shall be made as of the date hereof and as of the Closing of the Merger.

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     Section 7.     Representations and Warranties of Acquisition.  Acquisition
                    ---------------------------------------------
represents and warrants to the Stockholders that:

          (a) It has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement; and

          (b) The execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of Acquisition enforceable against it in accordance with its terms.

     The representations and warranties contained herein shall be made as of the date hereof and as of the Closing of the Merger.

     Section 8.     Adjustments; Additional Shares.  In the event (a) of any
                    ------------------------------
stock dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of SeraNova on, of or affecting the Common Stock or (b) that any Stockholder shall become the owner of, or otherwise obtain the right to vote with respect to, any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement with respect to the Irrevocable Proxy shall apply to the shares of capital stock or other instruments or documents that the Stockholders own or have the right to vote immediately following the effectiveness or the events described in clause (a) or any Stockholder becoming the owner of or obtaining the right to vote with respect to any Common Stock or other securities as described in clause (b), as though, in either case, they were Shares hereunder.

     Section 9.     Specific Performance.  The parties hereto agree that control
                    --------------------
of the Shares is unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Acquisition in the event that this Agreement is breached. Therefore, each of the Stockholders agrees that in addition to and not in lieu of any other remedies available in Acquisition at law or in equity, Acquisition may obtain specific performance of this Agreement.

     Section 10.    Assignment. Acquisition's rights and obligations under this
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Agreement may not be assigned without the consent of each affected Stockholder, except that Acquisition may assign the same to any direct or indirect wholly-owned subsidiary of Silverline upon delivery of written notice of such assignment to such affected Stockholder(s).

     Section 11.    Amendments.  Amendment or waiver of any provision of this
                    ----------
Agreement or consent to departure therefrom shall be effective unless in writing and signed by Acquisition and all affected Stockholders, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

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     Section 12.    Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal substantive laws of the State of New York, without regard to the conflict of laws principles thereof, except insofar as the New Jersey Business Corporation Act shall be mandatorily applicable hereto.

     Section 13.    Binding Effect.  This Agreement shall be binding upon and
                    --------------
inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

     Section 14.    Headings.  The Section headings herein are for convenience
                    --------
of reference only and shall not affect the construction hereof.

     Section 15.    Further Assurances.  From and after the date hereof the
                    ------------------
parties hereto agree to execute and deliver such amendments hereto and such other documents as Silverline shall reasonably request in order to more effectively consummate the transactions contemplated hereby and to effectuate the intentions of the parties hereunder, including without limitation anything necessary to comply with New Jersey legal and corporate requirements.

     Section 16.    Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Acquisition and each of the Stockholders have duly executed this Agreement as of the date and year first above written.


                              SILVERLINE ACQUISITION CORP.


                                    /s/ Shankar Iyer
                              By:-------------------------------------------
                              Name: Shankar Iyer
                              Title:


                              SILVERLINE TECHNOLOGIES LIMITED



                                    /s/ Ravi Subramanian
                              By:-------------------------------------------
                              Name: Ravi Subramanian
                              Title:

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                                      /s/ Rajkumar Koneru
                              ----------------------------------------------
                              Rajkumar Koneru
                              Address: -------------------------------------
                                       -------------------------------------


                                      /s/ Nagarjun Valluripalli
                              ----------------------------------------------
                              Nagarjun Valluripalli
                              Address: -------------------------------------
                                       -------------------------------------


                                      /s/ Rajan Nair
                              ----------------------------------------------
                              Rajan Nair
                              Address: -------------------------------------
                                       -------------------------------------




                                      /s/ Ravi Singh
                              ----------------------------------------------
                              Ravi Singh
                              Address: -------------------------------------
                                       -------------------------------------

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                                                                      Schedule A
                                                                      ----------


                                     Shares
                                     ------


Name of Stockholder      Number of Shares  Number of Options
-----------------------  ----------------  -----------------
------------------------------------------------------------
Rajkumar Koneru              2,202,220          777,938
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Nagarjun Valluripalli        2,202,221          300,000
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Ravi Singh                     - 0 -            466,763
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Rajan Nair                     - 0 -            466,763
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